CHRISTINE HAYER REPASY
SENIOR VICE PRESIDENT AND                                                 [LOGO]
GENERAL COUNSEL                                                     THE HARTFORD
DIRECT DIAL: (860) 843-3560
FAX: (860) 843-8665
INTERNET:  crepasy@hartfordlife.com

April 26, 2004

Board of Directors
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:   SEPARATE ACCOUNT FIVE
      HARTFORD LIFE INSURANCE COMPANY
      FILE NO. 333-00245

Dear Sir/Madam:

I have acted as General Counsel to Hartford Life Insurance Company (the "Company"), a Connecticut insurance company, and Hartford Life Insurance Company Separate Account Five (the "Account") in connection with the registration of an indefinite amount of securities in the form of modified single premium variable life insurance policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such documents (including the Form N-6 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Connecticut and is duly authorized by the Insurance Department of the State of Connecticut to issue the Policies.

2. The Account is a duly authorized and validly existing separate account established pursuant to the provisions of Section 38a-433 of the Connecticut Statutes.

3. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Policies, when issued as contemplated by the Form N-6 Registration Statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Form N-6 Registration Statement for the Policies and the Account.

Sincerely,

/s/ Christine Hayer Repasy

Christine Hayer Repasy

                       HARTFORD LIFE INSURANCE COMPANIES
         LAW DEPARTMENT, B1E, 200 HOPMEADOW STREET, SIMSBURY, CT 06089
                  MAIL: P.O. BOX 2999, HARTFORD, CT 06104-2999